               JOINT FILING INFORMATION

Reporting Person:	LOUIS M. BACON
Address:	11 TIMES SQUARE
NEW YORK, NEW YORK 10036

Designated Filer:	LOUIS M. BACON

Issuer and Symbol:	TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. ("TMPS")

Date of Event Requiring Statement:	6/23/2016

Signature:	/s/ James E. Kaye, Attorney-in-Fact James E. Kaye, Attorney-in-Fact

Reporting Person:	KENDALL FAMILY INVESTMENTS

Address:	11 TIMES SQUARE
NEW YORK, NEW YORK 10036

Designated Filer:	LOUIS M. BACON

Issuer and Symbol:	TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. ("TMPS")

Date of Event Requiring Statement:	6/23/2016

Signature:	/s/ James E. Kaye, Vice President James E. Kaye, Vice President